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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K-A
                                 Amendment No. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                          July 12, 2007 (July 9, 2007)


                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                  0-23317                     06-1411336
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(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                                Number)


                            50 West Watkins Mill Road
                          Gaithersburg, Maryland 20878
                    (Address of principal executive offices)

                                 (301) 987-1700
              (Registrant's telephone number, including area code)

                                       NA
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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SECTION 5.      CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously reported, on an Interim Report on Form 8K filed on March 27, 2007, the appointment of Charles L. Dimmler, III as President and Chief Executive Officer of the Company. On July 9, 2007, the Company entered into an employment agreement with Mr. Dimmler, effective as of the date of his appointment, March 21, 2007.

The agreement provides for a salary of $425,000, benefits available to other senior executives and a potential incentive compensation payment equal to 40% of salary (prorated for the period of employment in 2007) under the Company's 2007 Incentive Compensation Plan ("Bonus Plan") if 100% of targets are achieved. In connection with his employment by the Company, Mr. Dimmler was granted the following equity awards under the Company's 1997 Equity Incentive Plan ("Equity Plan"):

     o    An option to purchase 120,000 shares of Common Stock, exercisable at $
          1.37 per share, the fair market value on the date of grant, vesting in four equal increments of 30,000 shares each, beginning on July 9, 2007 (the date of grant) and on each of the next three anniversaries of the date of grant,

     o 50,000 shares of restricted stock, vesting on March 21, 2008, the first anniversary of the Executive's appointment as CEO,

     o 25,000 shares of restricted stock, vesting upon achievement of a performance target related to development of a Company compound,

     o 30,000 shares of restricted stock, vesting upon achievement of a performance target related to development of a repositioned compound by a third-party drug repositioning partner, and

     o 25,000 shares of restricted stock, vesting upon achievement of a performance target related to the Genomics Division.

The option has a 10-year term and all of the equity grants will be subject to the other terms and conditions of the Plan and the standard forms of stock option and restricted stock grant agreements thereunder. The stock option will be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, ("Code") to the maximum extent permitted by the law and the Equity Plan. The Company's common stock had a market value as of the date of grant of the restricted stock of $1.37 per share.

The Company will reimburse Mr. Dimmler for transition costs of commuting from his principal residence and staying at the Company's locations, until up to March 31, 2008, and will reimburse reasonable relocation costs thereafter and the Company will reimburse other reasonable and necessary business expenses.

In the event of termination without cause (as defined in the agreement), Mr. Dimmler would receive an amount equal to 13 months' salary, the payment of certain health insurance costs, and outplacement assistance selected by the Company at a cost not exceeding $20,000. No payments, other than amounts otherwise earned as of the date of termination, would be due in the event that Mr. Dimmler resigns voluntarily or is terminated with cause. Mr. Dimmler agreed that, following his departure from the Company, subject to the terms and conditions of the agreement, he would not compete with the Company's business or solicit employees of the Company. Mr. Dimmler also executed the Company's standard Proprietary Information and Inventions Agreement that protects the Company's right to proprietary information and inventions.

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Mr. Dimmler, as Chief Executive Officer, is included in the Company's Executive
Severance Plan previously filed as Exhibit 10.55 and, under the terms of that plan and of the Equity Plan, is entitled to certain benefits in the event of termination in connection with a change of control of the Company, including a payment of one year's salary and of the target payment for the year under the then-applicable Bonus Plan (not prorated in the case of 2007), and acceleration of vesting of then outstanding equity awards.

A copy of the employment agreement is attached hereto as Exhibit 10.97 and is incorporated herein by reference.

SECTION 9.      FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Financial Statements and Exhibits.

(c)     Exhibits

Exhibit Number          Description
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10.97                   Charles L. Dimmler, III employment agreement, signed
                        July 9, 2007.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENE LOGIC INC.

Dated: July 12, 2007                    By:  /s/ Philip L. Rohrer, Jr.
                                             ------------------------------
                                             Philip L. Rohrer, Jr.
                                             Chief Financial Officer